SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only  (as permitted by Rule 14a-6(e)
    (2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                LOGIMETRICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)      Title of each class of securities to which transaction applies:
              -------------------------------------------------------------
     (2)      Aggregate number of securities to which transaction applies:
              -------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              -------------------------------------------------------------
     (4)      Proposed maximum aggregate value of transaction:
              -------------------------------------------------------------
     (5)      Total fee paid:
              -------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                  ------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:
                  ------------------------------------------------------------
         (3)      Filing Party:
                  ------------------------------------------------------------
         (4)      Date Filed:
                  ------------------------------------------------------------

                                LOGIMETRICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  APRIL 9, 1998

     The Annual Meeting of Stockholders (the "Meeting") of LogiMetrics, Inc. (the "Company") will be held at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, New York 11779, on Thursday, April 9, 1998 at 10:00 a.m., for the following purposes:

     1. To elect seven directors;

     2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to change the name of the Company to "Broadband Wireless Communications, Inc.";


     3. To consider and act upon a proposal to amend the Certificate of Incorporation to effect a one-for ten reverse stock split of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in which each ten shares of issued and outstanding Common Stock will be reclassified into one share of new Common Stock of the Company, par value $.01 per share, and the number of authorized shares of Common Stock will be reduced to 10,000,000 (the "Reverse Split Amendment").

     4. To consider and act upon a proposal to amend the Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company from 100,000,200 to 355,000,000 (or from 10,000,200 to 40,000,000 if the Reverse Split Amendment is approved and effected), to be comprised of 350,000,000 shares of Common Stock (or 35,000,000 if the Reverse Split Amendment is approved and effected), and 5,000,000 shares of Preferred Stock, par value $.01 per share;



     5. To consider and act upon a proposal to amend the Certificate of Incorporation to amend the terms of the Company's Series A 12% Cumulative Convertible Redeemable Preferred Stock, stated value $50,000 per share (the "Series A Preferred Stock"), to (i) limit the voting rights of the holders thereof to those provided by Delaware law, and (ii) permit the Company to pay dividends on the Series A Preferred Stock in shares of Common Stock at the discretion of the Board of Directors;


     6. To consider and act upon a proposal to amend the LogiMetrics, Inc. 1997 Stock Compensation Program to increase the number of shares of Common Stock available for grant thereunder from 4,000,000 to 7,500,000 (or from 400,000 to 750,000 if the Reverse Split Amendment is approved and effected);


     7. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors; and

     8. To transact such other business as may come before the Meeting, or any adjournments or postponements thereof.

     Only holders of record of the Common Stock and the Series A Preferred Stock at the close of business on March 24, 1998 will be entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. Holders of the Series A Preferred Stock will have the right to vote only on Proposals 4 and 5 at the Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Erik S. Kruger
                                       Erik S. Kruger, Secretary

March 26, 1998

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, MANAGEMENT URGES YOU TO DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

                                LOGIMETRICS, INC.
                                50 Orville Drive
                             Bohemia, New York 11716

                ------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  APRIL 9, 1998
                -------------------------------------------------


                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of LogiMetrics, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, New York 11779, on Thursday, April 9, 1998 at 10:00 a.m., and at any adjournments or postponements thereof (the "Meeting"). A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly-executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.


     This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about March 26, 1998. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. If a proxy is signed but no specification is given, the shares will be voted "FOR" each of the Proposals described herein.


     The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries by mail, telephone, facsimile or telegraph or in person without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At March 24, 1998 (the "Record Date"), the Company had outstanding 25,892,414 shares of common stock, par value $.01 per share ("Common Stock"), and 28 shares of Series A 12% Cumulative Convertible Redeemable Preferred Stock, stated value $50,000 per share (the "Series A Preferred Stock"). Each holder of Common Stock will have the right to one vote for each share standing in such holder's name on the books of the Company as of the close of business on the Record Date with respect to each of the matters considered at the Meeting. Each holder of Series A Preferred Stock will have the right to one vote for each share standing in such holder's name on the books of the Company as of the close of business on the Record Date with respect to Proposals 4 and 5 only. There is no right to cumulate votes in the election of directors. Holders of the Common Stock or the Series A Preferred Stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Meeting.



         The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote will constitute a quorum for purposes of conducting business at the Meeting. Assuming that a quorum is present, directors will be elected by a plurality vote, the proposal to amend the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to change the name of the Company to "Broadband Wireless Communications, Inc." (the "Name Change Amendment") requires the affirmative vote of a majority of the outstanding Common Stock, the proposal to amend the Company's Certificate of Incorporation to effect a one-for-ten reverse split of the Common Stock (the "Reverse Split Amendment") requires the affirmative vote of a majority of the outstanding Common Stock, the proposals to amend the Company's Certificate of Incorporation to increase the authorized number of shares of capital stock (the "Increased Shares Amendment") and to amend the terms of the Series A Preferred Stock (the "Preferred Stock Amendment") require the affirmative vote of a majority of the outstanding Common Stock and 66 2/3% of the outstanding Series A Preferred Stock, voting as separate classes, and the proposal to amend the LogiMetrics 1997 Stock Compensation Program (the "Stock Compensation Program") to increase the number of shares of Common Stock available for grant thereunder (the "Program Amendment") and the proposal to ratify the appointment of auditors will each require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting with respect to such proposals. Pursuant to Delaware corporate law, abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present, except that such abstentions and broker non-votes will have the same effect as a vote "against" the Reverse Split Amendment and the Increased Shares Amendment.

         Charles S. Brand, the Company's Chairman and Chief Technology Officer, has advised the Board of Directors that he intends to vote the 19,327,800 shares of Common Stock owned by him (74.7% of the total shares outstanding as of the Record Date) at the Meeting in favor of each of the proposals referenced above. Accordingly, each of the proposals (except Proposals 4 and 5) are expected to be adopted at the Meeting, even if all other shareholders vote against the proposals.


     Based upon information available to the Company, as of February 20, 1998, the following stockholders (excluding executive officers and directors) beneficially owned more than 5% of the Common Stock and/or the Series A Preferred Stock.




                                        Beneficial Ownership of               Beneficial Ownership of
                                       Series A Preferred Stock                     Common Stock
                                        Number of     Percent of           Number of              Percent of
        Name and Address(1)              Shares         Class                Shares                 Class

Stephen Feinberg                           --                               5,252,284(2)            17.0%
450 Park Avenue
New York, New York 10022

Gregory Manocherian                      0.5(3)          1.8%               3,602,855(3)        12.2%
3 New York Plaza
18th Floor
New York, New York  10004

Gerald B. Cramer                           --                               2,123,060(4)         7.6%
c/o Cramer Rosenthal
McGlynn, Inc.
520 Madison Avenue
New York, New York  10022

A.C. Israel Enterprises, Inc.              --                               2,123,060(5)         7.6%
c/o Cramer Rosenthal
McGlynn, Inc.
520 Madison Avenue
New York, New York  10022

CRM Partners, L.P.                         --                               1,910,754(6)         6.9%
c/o Cramer Rosenthal
McGlynn, Inc.
520 Madison Avenue
New York, New York  10022

CRM Enterprise Fund, LLC                   --                               1,422,449(7)         5.3%
c/o Cramer Rosenthal
McGlynn, Inc.
520 Madison Avenue
New York, New York  10022

Beja International SA                       5           17.9%                 943,400(8)         3.5%
121, avenue de la Faiencerie
L-1511 Luxembourg
R.C.S. Luxembourg B no 14.132

Frederick G. Graham                         2            7.1%                 377,360(9)         1.4%
55 East 86th Street
New York, New York 10028

Lamare Investments Ltd.                     2            7.1%                377,360(10)         1.4%
711 Fifth Avenue
New York, New York 10022

Freydun Manocherian                         2            7.1%                377,360(11)         1.4%
3 New York Plaza
New York, New York 10004

Stanley Associates                          2            7.1%                377,360(12)         1.4%
150 West 30th Street
New York, New York 10001

_____________________________

*        Less than 1%.

(1) Each shareholder possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. The number of shares beneficially owned by each shareholder is determined under rules promulgated by the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares that the individual has the right to acquire within 60 days after February 20, 1998.

(2) Consists of (i) 2,709,904 shares of Common Stock issuable upon the exercise of Amended and Restated Class B 13% Convertible Senior Subordinated Pay-in-Kind Debentures due July 29, 1999 (the "Class B Debentures") held by Cerberus Partners, L.P. ("Cerberus"), and (ii) 2,542,380 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants - Series C (the "Series C Warrants") held by Cerberus. Mr. Feinberg is the Managing Member of Cerberus Associates, L.L.C., the general partner of Cerberus and, accordingly, is deemed to be the beneficial owner of all shares of Common Stock owned by Cerberus.

(3) Includes (i) 47,170 shares of Common Stock issuable upon the conversion of one-half of a share of Series A Preferred Stock held by Mr. Manocherian,
     (ii) 20,000 shares of Common Stock issuable upon the exercise of Amended and Restated Common Stock Purchase Warrants - Series A (the "Series A Warrants") held by Mr. Manocherian, (iii) 47,170 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants - Series D (the "Series D Warrants") held by Mr. Manocherian. Also includes (i) 109,519 shares of Common Stock issuable upon the conversion of Class A 13% Convertible Senior Subordinated Pay-in-Kind Debentures due July 29, 1999 (the "Class A Debentures") held by Kabuki Partners ADP, GP ("Kabuki"), (ii) 96,774 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants - Series G (the "Series G Warrants") held by Kabuki,
     (iii) 5,177 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants - Series H (the "Series H Warrants") held by Kabuki, (iv) 2,589 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants - Series I (the "Series I Warrants") held by Kabuki, (v) 405,850 shares of Common Stock issuable upon the conversion of Class A Debentures held by Whitehall Properties LLC ("Whitehall"), (vi) 375,246 shares of Common Stock issuable upon the exercise of Series G Warrants held by Whitehall, (vii) 19,186 shares of Common Stock issuable upon the exercise of Series H Warrants held by Whitehall, (viii) 9,593 shares of Common Stock issuable upon the exercise of Series I Warrants held by Whitehall, (ix) 811,703 shares of Common Stock issuable upon the conversion of Class A Debentures held by Pamela Equities Corp. ("PEC"), (x) 750,492 shares of Common Stock issuable upon the exercise of Series G Warrants held by PEC, (xi) 38,371 shares of Common Stock issuable upon the exercise of Series H Warrants held by PEC, and (xii) 19,186 shares of Common Stock issuable upon the exercise of Series I Warrants held by PEC. Also includes (i) 268,276 shares of Common Stock issuable upon the exercise or conversion of additional Class A Debentures, Series G Warrants, Series H Warrants and Series I Warrants which Whitehall has the right to acquire within 60 days of February 20, 1998, and (ii) 536,553 Shares of Common Stock issuable upon the exercise or conversion of additional Class A Debentures, Series G Warrants, Series H Warrants and Series I Warrants which PEC has the right to acquire within 60 days of February 20, 1998. Mr. Manocherian is (i) the controlling general partner of Kabuki, (ii) a member of Whitehall, and (iii) an officer of PEC. Accordingly, Mr. Manocherian may be deemed to be the beneficial owner of all shares of Common Stock beneficially owned by each of Kabuki, Whitehall and PEC.

(4) Consists of (i) 811,703 shares of Common Stock issuable upon the conversion of Class A Debentures held by Mr. Cramer, (ii) 717,247 shares of Common Stock issuable upon the exercise of Series G Warrants held by Mr. Cramer,
     (iii) 38,371 shares of Common Stock issuable upon the exercise of Series H Warrants held by Mr. Cramer, and (iv) 19,186 shares of Common Stock issuable upon the exercise of Series I Warrants held by Mr. Cramer. Also includes 536,553 shares of Common Stock issuable upon the exercise or conversion of additional Class A Debentures, Series G Warrants, Series H Warrants and Series I Warrants which Mr. Cramer has the right to acquire within 60 days of February 20, 1998.

(5) Consists of (i) 811,703 shares of Common Stock issuable upon the conversion of Class A Debentures held by A.C. Israel Enterprises, Inc. ("ACIE"), (ii) 717,247 shares of Common Stock issuable upon the exercise of Series G Warrants held by ACIE, (iii) 38,371 shares of Common Stock issuable upon the exercise of Series H Warrants held by ACIE, and (iv) 19,186 shares of Common Stock issuable upon the exercise of Series I Warrants held by ACIE. Also includes 536,553 shares of Common Stock issuable upon the exercise or conversion of additional Class A Debentures, Series G Warrants, Series H Warrants and Series I Warrants which ACIE has the right to acquire within 60 days of February 20, 1998.

(6) Consists of (i) 730,533 shares of Common Stock issuable upon the conversion of Class A Debentures held by CRM Partners, L.P. ("CRM Partners"), (ii) 645,522 shares of Common Stock issuable upon the exercise of Series G Warrants held by CRM Partners, (iii) 34,534 shares of Common Stock issuable upon the exercise of Series H Warrants held by CRM Partners, and (iv) 17,267 shares of Common Stock issuable upon the exercise of Series I Warrants held by CRM Partners. Also includes 482,898 shares of Common Stock issuable upon the exercise or conversion of additional Class A Debentures, Series G Warrants, Series H Warrants and Series I Warrants which CRM Partners has the right to acquire within 60 days of February 20, 1998.

(7) Consists of (i) 543,839 shares of Common Stock issuable upon the conversion of Class A Debentures held by CRM 1997 Enterprise Fund, L.L.C. ("CRM Enterprise Fund"), (ii) 480,556 shares of Common Stock issuable upon the exercise of Series G Warrants held by CRM Enterprise Fund, (iii) 25,709 shares of Common Stock issuable upon the exercise of Series H Warrants held by CRM Enterprise Fund, and (iv) 12,854 shares of Common Stock issuable upon the exercise of Series I Warrants held by CRM Enterprise Fund. Also includes 359,491 shares of Common Stock issuable upon the exercise or conversion of additional Class A Debentures, Series G Warrants, Series H Warrants and Series I Warrants which CRM Enterprise Fund has the right to acquire within 60 days of February 20, 1998.

(8) Consists of (i) 471,700 shares of Common Stock issuable upon the conversion of five shares of Series A Preferred Stock held by Beja International SA ("Beja"), and (ii) 471,700 shares of Common Stock issuable upon the exercise of Series D Warrants held by Beja.

(9) Consists of (i) 188,680 shares of Common Stock issuable upon the conversion of two shares of Series A Preferred Stock held by Mr. Graham, and (ii) 188,680 shares of Common Stock issuable upon the exercise of Series D Warrants held by Mr. Graham.

(10) Consists of (i) 188,680 shares of Common Stock issuable upon the conversion of two shares of Series A Preferred Stock held by Lamare Investments Ltd. ("Lamare"), and (ii) 188,680 shares of Common Stock issuable upon the exercise of Series D Warrants held by Lamare.

(11) Consists of (i) 188,680 shares of Common Stock issuable upon the conversion of two shares of Series A Preferred Stock held by Mr. Manocherian, and (ii) 188,680 shares of Common Stock issuable upon the exercise of Series D Warrants held by Mr. Manocherian.

(12) Consists of (i) 188,680 shares of Common Stock issuable upon the conversion of two shares of Series A Preferred Stock held by Stanley Associates ("Stanley"), and (ii) 188,680 shares of Common Stock issuable upon the exercise of Series D Warrants held by Stanley.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     In accordance with the Company's Certificate of Incorporation and Bylaws, the number of directors of the Company has been set at seven. Each person elected as a director will serve for a term expiring at the Annual Meeting in 1999, until their respective successors are elected and qualified, or until their earlier death, resignation or removal. All persons named herein as nominees for director have consented to serve, and it is not contemplated that any nominee will be unable to serve, as a director. However, if a nominee is unable to serve as a director, a substitute will be selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person.

     Set forth below for each nominee is his name, age, the year in which he became a director of the Company, his principal occupations during the last five years and any additional directorships in publicly-held companies. The information is as of the Record Date.

     Charles S. Brand, 58, Director since 1997. Chairman of the Board and Chief Technology Officer since March 1998. From April 1997 until March 1998, Mr. Brand was the Chairman and Chief Executive Officer of the Company. From February 1994 to April 1997, Mr. Brand was the President of mmTech, Inc. ("mmTech"), a manufacturer of wireless communication equipment, which was acquired by the Company in April 1997. Prior to founding mmTech, Mr. Brand was the founder and President of Trontech, Inc., a manufacturer of wireless equipment for the cellular and PCS markets. Mr. Brand has been involved in the development of local multi-point distribution systems and architecture for over ten years. Mr. Brand is the nephew of Dr. Frank A. Brand.

     Dr. Frank A. Brand, 73, Director since 1997. Since 1991, Dr. Brand has been a private investor and consultant. Prior to his retirement in 1991, Dr. Brand held several senior management positions with M/A-COM, Inc., a major manufacturer of telecommunications products and systems, including Chief Technical Officer, Chief Operating Officer and Acting Chief Executive Officer. Dr. Brand is a Life-Fellow of the Institute of Electrical and Electronic Engineers, a Fellow of Polytechnic University and a member of the Engineering Dean's Council at UCLA.

     Jean-Francois Carreras, 48, Director since 1997. Since October 1994, Mr. Carreras has been a partner in the Paris law firm of Sokolow, Dunaud, Mercadier and Carreras. From October 1994 to July 1995, Mr. Carreras was also a partner in the law firm of Arent, Fox, Kintner, Plotkin & Kahn. Prior thereto, until October 1994, Mr. Carreras was a partner in the law firm of Coudert Brothers. Mr. Carreras is a French citizen.

     Francisco A. Garcia, 46, Director since 1997. From 1987 to December 1997, Mr. Garcia has served as Chairman of the Board of Neptune Management Company, Inc., a manager of funds and accounts investing in distressed securities, obligations and consumer receivables. Since 1991, Mr. Garcia has also served as President of Nethuns, Inc., a firm engaged in financial advisory, consumer finance and investment activities. Mr. Garcia is a Spanish citizen.

     Mark B. Fisher, 38, Director since 1997. Mr. Fisher is the President of MBF Capital Corporation, Inc. ("MBF"), a firm that invests in and advises technology driven companies. From 1990 to 1996, Mr. Fisher served as a principal of Alex. Brown & Sons, Inc. (now, BT Alex. Brown).

     Norman M. Phipps, 37, Director since 1996. President and Chief Operating Officer of the Company since April 1997. From May 1996 to April 1997, Mr. Phipps served as Chairman and Acting President of the Company. Mr. Phipps has served as a Principal of Phipps, Teman & Co. L.L.C. ("PTCO"), a private investment firm, since August 1993. From January 1991 to August 1993, Mr. Phipps was Managing General Partner of CP Capital Partners, a private investment firm. Mr. Phipps is a director of Avery Communications, Inc.

     Kenneth C. Thompson, 50, Director since 1997. Since March 1998, Mr. Thompson has been the Chief Executive Officer of the Company. From April 1997 until March 1998, Mr. Thompson was a private investor and consultant. Prior to April 1997, Mr. Thompson held several senior management positions with Glenayre Electronics, Inc., including President of the Voice and Data Technologies Group, Executive Vice President - Sales and Marketing and Executive Vice President - Business Operations. Glenayre is a manufacturer of infrastructure equipment for the paging and cellular industry.

Right to Designate Directors; Changes in Control

     In connection with the March 1996 recapitalization of the Company (the "Restructuring"), the Company and Cerberus entered into a Unit Purchase Agreement, dated March 7, 1996 (the "Unit Purchase Agreement"), pursuant to which the Company issued to Cerberus 30 Units (the "Units"), each Unit consisting of $50,000 in aggregate principal amount of 12% Convertible Senior Subordinated Debentures due December 31, 1998 (the "Senior Subordinated Debentures") and a Series C Warrant to purchase 84,746 shares of Common Stock. The Senior Subordinated Debentures were subsequently exchanged for Class B Debentures in July 1997 in connection with the transactions described below. Pursuant to the terms of the Unit Purchase Agreement, Cerberus currently has the right to require the Company to increase the size of the Board of Directors by one person and to designate a person to fill the vacancy created by such increase. Cerberus has not exercised its right to designate a director.

     To assist the Company in effecting the Restructuring, the Company retained PTCO and SFM Group, Ltd. ("SFM") pursuant to the terms of a consulting agreement, dated December 20, 1995 (the "Consulting Agreement"). Pursuant to the terms of the Consulting Agreement, among other things, Murray H. Feigenbaum, a former President of the Company, and Jerome Deutsch, a former Executive Vice President of the Company, granted irrevocable proxies to PTCO and SFM to vote the shares of Common Stock owned by them at that time on certain matters, including the election of directors (the "Voting Rights"). Under the terms of the Consulting Agreement, PTCO had the right to elect three directors and SFM had the right to elect two directors. Accordingly, since Mr. Feigenbaum and Mr. Deutsch owned more than 50% of the Common Stock then outstanding, PTCO and SFM were deemed to have acquired control of the Company at that time. In connection with the acquisition of mmTech, PTCO and SFM irrevocably waived their rights under the Consulting Agreement to appoint directors and to exercise the Voting Rights. SFM is no longer in existence and its principals, which included Alfred Mendelsohn and Lawrence I. Schneider, former directors of the Company, and Mark
B. Fisher, a director of the Company, have succeeded to its rights under the Consulting Agreement and the proxy arrangements referenced above.

     Pursuant to the terms of the Agreement and Plan of Merger, dated December 18, 1996, as amended (the "Merger Agreement"), among the Company, mmTech, a wholly owned subsidiary of the Company ("Merger Sub"), and Charles S. Brand, Merger Sub merged with and into mmTech (the "Merger") and mmTech became a wholly owned subsidiary of the Company. Pursuant to the Merger, each outstanding share of mmTech common stock was converted into 192,478 shares of Common Stock, resulting in the issuance of a total of 19,247,800 shares of Common Stock to Mr. Brand. Upon consummation of the Merger, Mr. Brand became the Chairman and Chief Executive Officer of the Company and its largest stockholder. Accordingly, upon consummation of the Merger, Mr. Brand acquired control of the Company. At that time, Norman M. Phipps, previously the Chairman and Acting President of the Company, became the President and Chief Operating Officer of the Company. Following the Merger, the Company's Board of Directors was reconstituted to consist of Mr. Brand, Dr. Frank A. Brand, Jean-Francois Carreras, Alfred Mendelsohn and Mr. Phipps.

     In July 1997, the Company entered into a Purchase Agreement (the "Purchase Agreement") with a group of institutional investors (the "Purchasers"), including certain entities affiliated with Mark B. Fisher, a director of the Company. Pursuant to the terms of the Purchase Agreement, the Company issued and sold to the Purchasers $2,750,000 in aggregate principal amount of the Class A Debentures, Series G Warrants to purchase an aggregate of 7,350,000 shares of Common Stock at an exercise price of $0.50 per share, Series H Warrants to purchase an aggregate of 1,100,000 shares of Common Stock at an exercise price of $0.60 per share and Series I Warrants to purchase an aggregate of 550,000 shares of Common Stock at an exercise price of $1.125 per share, for a total purchase price of $3,352,500. Pursuant to the terms of the Purchase Agreement, the Purchasers have the right, at any time prior to July 28, 1998, to purchase an additional $833,333 in aggregate principal amount of the Class A Debentures, Series G Warrants to purchase an aggregate of 2,000,000 shares of Common Stock, Series H Warrants to purchase an aggregate of 333,333 shares of Common Stock and Series I Warrants to purchase an aggregate of 166,667 shares of Common Stock for a total purchase price of $1,000,000 (the "Purchase Option").

     In connection with the transactions contemplated by the Purchase Agreement, the Purchasers, the Company and Charles S. Brand entered into a Stockholders Agreement (the "Stockholders Agreement") pursuant to which, among other things, Mr. Brand agreed to certain restrictions on his ability to sell his shares of Common Stock. Pursuant to the terms of the Stockholders Agreement, the size of the Board of Directors was increased to seven members and the Purchasers received the right to appoint three directors. In the event that the Purchase Option is exercised in full, the number of directors will be increased to eight, and the Purchasers will have the right to appoint an additional director. At any time that the Purchasers are entitled to appoint at least four directors, at either the request of Mr. Brand or the Purchasers, the size of the Board will be further increased by one and Mr. Brand and the Purchasers will have the right to mutually select an independent director to fill the resulting vacancy. Further, in the event that Cerberus (or any subsequent holder of the Class B Debentures) exercises its right under the Unit Purchase Agreement to designate a member of the Board of Directors, the number of directors will be increased by two, the holder of the Class B Debentures will have the right to appoint one director and Mr. Brand and the Purchasers will have the right to appoint an additional independent director.

     Pursuant to the terms of the Stockholders Agreement, Mr. Brand has appointed himself, Dr. Brand, Mr. Carreras and Mr. Phipps and the Purchasers have appointed Messrs. Fisher, Garcia and Thompson as directors of the Company. To facilitate the recomposition of the Board of Directors, Mr. Mendelsohn resigned as a director of the Company effective upon the closing of the transactions contemplated by the Purchase Agreement.

     Under the terms of the Stockholders Agreement,  the parties agreed to cause
(i) the Executive Committee of the Board of Directors to be comprised of two directors designated by Mr. Brand and one director designated by the Purchasers,
(ii) the  Audit  Committee  of the Board of  Directors  to be  comprised  of two directors designated by Mr. Brand and two directors designated by the Purchasers, and (iii) the Compensation Committee of the Board of Directors to be comprised of two directors designated by Mr. Brand and two directors designated by the Purchasers. In the event that the Purchase Option is exercised in full, the Purchasers will have the right to designate a second director to serve on the Executive Committee of the Board of Directors. All directors have been designated by either Mr. Brand or the Purchasers to serve on the respective Board committees set forth below.

     Effective in March 1998, Mr. Thompson became the Chief Executive Officer of the Company. Under the terms of the Stockholders Agreement, Mr. Thompson is treated as a director designated by Mr. Brand and is entitled to serve as a member of the Executive Committee of the Board of Directors.

     Under the terms of the Stockholders Agreement, the holders of a majority of the shares of Common Stock beneficially owned by the Purchasers have the right, subject to certain limitations, to cause the Company to enter into a "Company Sale". A Company Sale is defined to include (i) a sale of all or substantially all of the assets of the Company (other than to certain affiliates), (ii) a merger, consolidation, share exchange or other similar transaction in which the holders of the Company's voting stock receive less than 50% of the voting power of the surviving entity, (iii) a sale, disposition or issuance of shares of voting stock of the Company in which a person or entity (other than a party to the Stockholder Agreement or its affiliates) acquires 50% or more of the total voting power of the Company, and (iv) the formation of certain partnerships, joint ventures and other strategic alliances involving the sale or transfer of all or substantially all of the assets of the Company to a third party.

     The Stockholders Agreement terminates upon the earliest to occur of (i) the written consent of the holders of a majority of the shares of Common Stock beneficially owned by the Purchasers and the holders of a majority of the shares of Common Stock then beneficially owned by Mr. Brand and certain transferees,
(ii) Mr. Brand and certain transferees, as a group, or the Purchasers, as a group, becoming the beneficial owners of less than 10% of the outstanding Common Stock (determined on a fully-diluted basis), or (iii) upon the consummation of a Company Sale in accordance with the terms of the Stockholders Agreement.

                         BOARD ORGANIZATION AND MEETINGS

     During the fiscal year ended June 30, 1997, the Board of Directors held three meetings. During such fiscal year, each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. Currently there are three standing committees of the Board of Directors, each of which is described below.

     Audit Committee. The Audit Committee currently consists of Mr. Garcia (Chairman), Dr. Frank Brand and Mr. Carreras. Mr. Thompson resigned as a member of the Audit Committee effective upon his election as the Company's Chief Executive Officer. During the fiscal year ended June 30, 1997, the Audit Committee consisted of Mr. Mendelsohn (who resigned as a director in July 1997), Dr. Brand and Mr. Carreras. The Audit Committee makes recommendations to the Board of Directors with respect to the independent auditors of the Company's financial statements, reviews the scope of the annual audit and meets periodically with the Company's independent auditors to review their findings and recommendations, reviews quarterly financial information and earnings releases prior to public dissemination, approves major accounting policies and changes thereto and periodically reviews the Company's principal internal accounting controls to assure that the Company maintains an appropriate system of financial control. During fiscal 1997, the Audit Committee met one time.

     Compensation Committee. The Compensation Committee currently consists of Mr. Carreras (Chairman), Dr. Frank Brand and Mr. Garcia. Mr. Thompson resigned as a member of the Audit Committee effective upon his election as the Company's Chief Executive Officer. During the fiscal year ended June 30, 1997, the Compensation Committee consisted of Dr. Frank Brand, Mr. Carreras and Mr. Mendelsohn. The Compensation Committee periodically reviews and determines the amount and form of compensation and benefits payable to the Company's principal executive officers and certain other management personnel. The Compensation Committee also administers certain of the Company's employee benefit plans. During fiscal 1997, the Compensation Committee met two times.

     Executive Committee. The Executive Committee currently consists of Mr. Charles Brand (Chairman), Mr. Phipps and Mr. Thompson. During the fiscal year ended June 30, 1997, the Executive Committee consisted of Mr. Brand, Dr. Frank Brand and Mr. Phipps. The Executive Committee exercises such authority as is delegated to it from time to time by the full Board of Directors. During fiscal 1997, the Executive Committee met three times.

         The Company does not have a separate, standing nominating committee, but the functions of such a committee are performed by the Board of Directors. The Board of Directors will consider appropriate persons recommended by stockholders for election to the Board of Directors. Stockholders wishing to submit such recommendations may do so by sending a written notice to the Secretary of the Company a reasonable period of time prior to the mailing of the Company's Proxy Statement for the related Annual Meeting.

                            COMPENSATION OF DIRECTORS

     The Company currently does not regularly compensate directors for their service to the Company. However, directors are reimbursed for out-of-pocket expenses incurred in their capacity as directors of the Company.

     Currently, Dr. Brand and Mr. Fisher provide consulting services to the Company and receive or will receive certain fees and/or shares of the Company's Common Stock in connection therewith. In addition, prior to his appointment as the Company's Chief Executive Officer, Mr. Thompson also provided consulting services to the Company and received certain fees and/or shares of the Company's Common Stock in connection therewith. See "Employment Agreements and Compensation Arrangements."

     Pursuant to the terms of the Stock Compensation Program, each director who has not been a full-time employee of the Company or any subsidiary for at least the prior 12 months receives an option to purchase 5,000 shares of Common Stock each year on the earlier of (i) the date of the Company's annual meeting of stockholders, or (ii) June 1. Options granted to such directors under the Stock Compensation Program have an exercise price equal to the fair market value of the underlying shares of Common Stock on the date of grant. See "1997 Stock Compensation Program."

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of February 20, 1998 with respect to beneficial ownership of the Common Stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table below, and (iii) all current executive officers and directors as a group. None of such persons beneficially owned shares of Series A Preferred Stock as of February 20, 1998 except for Mr. Phipps who beneficially owned one-quarter of a share of Series A Preferred Stock as of such date. The mailing address of each such person is c/o LogiMetrics, Inc., 50 Orville Drive, Bohemia, New York 11716. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                Amount and Nature
Name and Address of             of Beneficial                         Percent of
Beneficial Owner                Ownership (1)                          Class

Charles S. Brand                19,374,467(2)                          75.4%

Frank A. Brand                     --                                    --

Jean-Francois Carreras          32,500(3)                                *

Mark B. Fisher                  4,776,365(4)                           15.8%

Francisco A. Garcia                 --                                   --

Norman M. Phipps                1,876,452(5)                            7.0%

Russell J. Reardon                353,333(6)                            1.4%

Kenneth C. Thompson                 --                                   --

All Executive Officers          26,413,117(2),(3),(4),(5),(6)          83.2%
  And Directors as a
  Group (8 persons)

-------
* Less than 1%

(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares that the individual has the right to acquire within 60 days of February 20, 1998.

(2) Includes (i) 40,000 shares of Common Stock issuable upon the exercise of Series A Warrants held by Mr. Brand, and (ii) 6,667 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of February 20, 1998.

(3) Consists of (i) 20,000 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants - Series E (the "Series E Warrants") held by Mr. Carreras, and (ii) 12,500 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants - Series F (the "Series F Warrants") held by Mr. Carreras.

(4) Includes (i) 264,105 shares of Common Stock issuable upon the conversion of Class A Debentures held by Mr. Fisher, (ii) 60,000 shares of Common Stock issuable upon the exercise of Series A Warrants held by Mr. Fisher, (iii) 520,000 shares of Common Stock issuable upon the exercise of Amended and Restated Common Stock Purchase Warrants - Series B (the "Series B Warrants") held by Mr. Fisher, (iv) 241,935 shares of Common Stock issuable upon the exercise of Series G Warrants held by Mr. Fisher, (v) 12,943 shares of Common Stock issuable upon the exercise of Series H Warrants held by Mr. Fisher, and (vi) 6,472 shares of Common Stock issuable upon the exercise of Series I Warrants held by Mr. Fisher. Also includes (i) 500,000 shares of Common Stock issuable to MBF upon the exercise of Series G Warrants held by MBF, (ii) 528,210 shares of Common Stock issuable upon the conversion of Class A Debentures held by MBF Broadband Systems, L.P. ("Broadband Systems"), (iii) 483,871 shares of Common Stock issuable upon the exercise of Series G Warrants held by Broadband Systems, (iv) 25,886 shares of Common Stock issuable upon the exercise of Series H Warrants held by Broadband Systems, (v) 12,943 shares of Common Stock issuable upon the exercise of Series I Warrants held by Broadband Systems, (vi) 383,721 shares of Common Stock issuable upon the exercise of Series G Warrants held by Phineas Broadband Systems, L.P. ("Phineas"), (vii) 767,442 shares of Common Stock issuable upon the exercise of Series H Warrants held by Phineas and (viii) 383,721 shares of Common Stock issuable upon the exercise of Series I Warrants held by Phineas. Also includes 465,116 shares of Common Stock issuable upon the exercise of additional Series G Warrants, Series H Warrants and Series I Warrants which Phineas has the right to acquire within 60 days of February 20, 1998. Mr. Fisher is the sole officer, director and shareholder of MBF and MBF Broadband Systems, Inc., the general partner of both Broadband Systems and Phineas. Accordingly, Mr. Fisher is deemed to be the beneficial owner of all shares of Common Stock beneficially owned by each of MBF, Broadband Systems and Phineas.

(5) Includes (i) 296,042 shares of Common Stock issuable upon the exercise of Series E Warrants held by Mr. Phipps, (ii) 134,906 shares of Common Stock issuable upon the exercise of Series F Warrants held by Mr. Phipps, (iii) 23,585 shares of Common Stock issuable upon the conversion of one-quarter share of Series A Preferred Stock held by Mr. Phipps, and (iv) 548,334 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of February 20, 1998.

(6) Consists of 353,333 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of February 20, 1998.


                             EXECUTIVE COMPENSATION

     The following table summarizes certain information relating to the compensation paid or accrued by the Company for services rendered during the fiscal years ended June 30, 1997, June 30, 1996 and June 30, 1995 to its Chief Executive Officer and each of the Company's four other most highly paid executive officers whose compensation exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                        Annual Compensation                        Long-Term
                                         ---------------------------------------------------
                                                                                Other            Compensation
          Name and             Fiscal                                          Annual           Awards/Options
     Principal Position         Year        Salary           Bonus          Compensation        (No. of Shares)

Charles S. Brand (1)          1997         $150,000            --                 *                 20,000
Chairman of the Board         1996          150,000            --                 *                   --
and Chief Executive Officer   1995          150,000            --                 *                   --

Norman M. Phipps (2)          1997         $153,395            --                 *                825,000
President and Chief           1996            --               --                --                   --
Operating Officer             1995            --               --                --                   --

Russell B. Reardon (3)        1997         $100,000         $50,000               *                310,000
Senior Vice President --      1996            25,000           --                 *                250,000
Finance and Administration    1995            --               --                --                   --

-------------------

(1) Mr. Thompson succeeded Mr. Brand as the Company's Chief Executive Officer in March 1998. Mr. Thompson did not receive compensation for services rendered to the Company in any capacity during the fiscal year ended June 30, 1997.

(2) Includes $130,325 in consulting fees paid to Mr. Phipps prior to his employment by the Company in April 1997.

(3) Employment commenced in April 1996. Mr. Reardon resigned as an officer of the Company effective February 27, 1998.

*    Less than 10% of salary plus bonus.


                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table reflects the stock option grants made to the Company's named executive officers during the fiscal year ended June 30, 1997. The Company did not grant any stock appreciation rights during this period.


                                   Number of            % of Total
                                  Securities           Options/SARs
                                  Underlying            Granted to           Exercise or
                                 Options/SARs          Employees in          Base Price            Expiration
           Name                   Granted (#)           Fiscal Year           ($/Share)               Date

Charles S. Brand                    20,000                  0.7%               $0.605               6/20/07

Norman M. Phipps                    825,000                29.5%               $0.550               6/20/07

Russell J. Reardon                  310,000                11.1%               $0.550               6/20/07


                          FISCAL YEAR-END OPTION VALUES

     The table below sets forth information regarding unexercised options held by the Company's named executive officers as of June 30, 1997.

                                             Number of Securities
                                       Underlying Unexercised Options                   Value of Unexercised
                                            at Fiscal Year End                       In-The-Money Options at
                                       (#) Exercisable/Unexercisable                  Fiscal Year End ($) (1)
                                         -----------------------------                  -----------------------

Charles S. Brand                                      --/20,000                                   0/0
Norman M. Phipps                                   543,334/281,666                                0/0
Russell J. Reardon                                 350,000/210,000                             $12,500/0

--------------------------

(1) Based on an estimated market value of $0.55 per share for the Common Stock on June 30, 1997.


1997 Stock Compensation Program

     In May 1997, the Company adopted the Stock Compensation Program in order to promote the interests of the Company, its direct and indirect present and future subsidiaries and its stockholders by providing eligible persons with the opportunity to acquire an ownership interest, or to increase their ownership interest, in the Company as an incentive to remain in the service of the Company. The Stock Compensation Program authorizes the granting of incentive stock options, non-qualified stock options, stock appreciation rights, performance shares and stock bonus awards to employees and consultants of the Company and its subsidiaries, including those employees serving as officers or directors of the Company (the "Employee Plans"). The Stock Compensation Program also authorizes automatic option grants to directors who are not otherwise employed by the Company (the "Independent Director Plan"). In connection with the Stock Compensation Program, 4,000,000 shares of Common Stock are reserved for issuance, of which up to 3,850,000 shares may be issued under the Employee Plans and up to 150,000 shares may be issued under the Independent Director Plan. The Stock Compensation Program is administered by the Compensation Committee of the Board of Directors (the "Administrator").

     Options and awards granted under the Stock Compensation Program may have an exercise or payment price as established by the Compensation Committee, provided that the exercise price of incentive stock options granted under the Employee Plans may not be less than the fair market value of the underlying shares on the date of grant. Options granted under the Independent Director Plan must have an exercise price equal to the fair market value of the underlying shares on the date of grant.

     Unless otherwise provided at the date of grant, no option or award may vest within one year of the date of grant and no option or award may be exercised more than 10 years from the date of grant. Options granted under the Independent Director Plan vest one year following the date of grant and expire if not exercised on or before the fifth anniversary thereof. Unless otherwise specified by the Compensation Committee, options and awards (other than pursuant to the Independent Director Plan) vest in four equal installments on the first, second, third and fourth anniversaries of the date of grant. Vesting of any option or award granted under the Stock Compensation Program may be accelerated in certain circumstances, including upon the occurrence of a "Change in Control Event" (as defined in the Stock Compensation Program).

     Options and awards granted under the Stock Compensation Program are nontransferable, except by will or by the laws of descent and distribution. However, the Compensation Committee may permit the recipient of a non-incentive stock option granted under the Employee Plans and options granted under the Independent Director Plan to transfer the option to a family member or a trust created for the benefit of family members. During the lifetime of a participant, an option may be exercised only by the participant or a permitted transferee. In the event that a participant's employment or service terminates as a result of death, all vested awards will be paid to the participant's estate by the Company and the participant's estate or any permitted transferee will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of death. If the participant's employment or service terminates as a result of retirement or a "disability" (as set forth in the Stock Compensation Program), all vested awards will be paid to the participant by the Company and the participant or any permitted transferee will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of termination. If the participant's employment or service terminates for cause, all options and awards will automatically expire upon termination. If the participant's employment or service terminates other than as a result of death, disability, retirement or termination for cause, the participant will have the right to collect all vested awards immediately and the participant or any permitted transferee will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or awards or 30 days from the date of termination, subject to extension at the discretion of the Administrator, or three months from the date of termination in the case of options granted pursuant to the Independent Director Plan. In all cases, any unvested options or awards will terminate as of the date of termination of employment or service.

     The Stock Compensation Program terminates on April 30, 2007, unless earlier terminated by the Board of Directors. No options or awards may be granted under the Stock Compensation Program after its termination; however, termination of the Stock Compensation Program will not affect the status of any option or award outstanding on the date of termination.


Employment Agreements and Compensation Arrangements


     The Company expects to enter into a three-year employment agreement (the "Thompson Agreement") with Mr. Thompson, the Company's Chief Executive Officer, in the near future. Although no agreement has been executed as of the date hereof, the Company anticipates that, pursuant to the terms of the Thompson Agreement, in the event that the Company consummates a private or public sale of its securities resulting in net proceeds of at least $10,000,000 to the Company (a "Qualifying Offering"), Mr. Thompson will receive a base salary of $250,000 per annum, subject to periodic review in the discretion of the Board of Directors. In addition, upon consummation of a Qualifying Offering, Mr. Thompson will receive a one-time bonus of $50,000. Pursuant to the expected terms of the Thompson Agreement, Mr. Thompson will, upon consummation of a Qualifying Offering, receive a non-qualified stock option exercisable for 3,000,000 shares of Common Stock at an exercise price of $0.60 per share, subject to adjustment in certain circumstances. Such option will be immediately exercisable. The Company also will maintain a $1,000,000 term life insurance policy for Mr. Thompson's benefit upon completion of a Qualifying Offering. Mr. Thompson also will be entitled to certain other perquisites in such circumstances.



     Prior to the consummation of a Qualifying Offering, Mr. Thompson will be entitled to receive compensation for his services to the Company equivalent to those provided to him pursuant to his consulting arrangements with the Company. See "Compensation Committee Interlocks and Insider Participation." Prior to the consummation of a Qualifying Offering, Mr. Thompson will not be required to devote more than 10 days in any calendar month to the Company's affairs. In the event that a Qualifying Offering does not occur on or prior to June 30, 1998, Mr. Thompson will have the right to terminate his employment by the Company.



     If a Qualifying Offering occurs, Mr. Thompson will be entitled to certain severance benefits from the Company in the event that his employment is terminated thereafter pursuant to a Without Cause Termination, or Mr. Thompson terminates his employment thereafter for Good Reason (as such terms are expected to be defined in the Thompson Agreement). In addition, upon consummation of a Qualifying Offering, Mr. Thompson will have the right to terminate his employment in certain circumstances following a Change in Control Event (as such term is expected to be defined in the Thompson Agreement) and to receive certain payments in connection therewith.



     The Company expects that, pursuant to the Thompson Agreement, Mr. Thompson will be subject to certain confidentiality, work-for-hire and non-competition covenants.


     In connection with the Merger, Mr. Charles Brand and Mr. Phipps entered into five-year employment agreements with the Company. Pursuant to such agreements, Mr. Brand receives an annual base salary of $200,000 and Mr. Phipps receives an annual base salary of $150,000, subject to periodic increases at the discretion of the Board of Directors. Mr. Brand and Mr. Phipps are entitled to participate in all compensation and employee benefit plans, including such bonuses as may be authorized by the Board of Directors from time to time. The Company also agreed to provide and maintain a $1,000,000 term-life insurance policy for the benefit of each of Mr. Brand and Mr. Phipps. In the event of the termination of employment by the Company (other than upon death, permanent disability or a "termination for cause"), each of Mr. Brand and Mr. Phipps would be entitled to receive his then-current base salary for a period equal to the greater of (i) the remainder of the term of his employment agreement, or (ii) twelve months from the effective date of termination.

     In July 1997, the Company entered into a consulting agreement with MBF, an entity which is controlled by Mr. Fisher, pursuant to which MBF agreed to cause Mr. Fisher to provide certain financial consulting services to the Company for up to 25% of Mr. Fisher's business time. Under the consulting agreement, MBF is entitled to receive a monthly payment of $5,000 The consulting agreement has a term of 18 months.

     In addition, the Company has entered into consulting agreements with Dr. Brand and Mr. Thompson. Mr. Thompson's consulting arrangements were terminated upon his election as the Company's Chief Executive Officer. See "Compensation Committee Interlocks and Insider Participation."


     Mr. Reardon resigned as an officer of the Company effective February 27, 1998. Pursuant to the terms of his severance agreement, the Company agreed to continue to pay to Mr. Reardon his current base salary and certain medical benefits through June 30, 1998 (subject to certain exceptions). Also pursuant to the severance agreement, Mr. Reardon has agreed to terminate certain vested options held by him and, in exchange therefor, the Company has granted Mr. Reardon an option to purchase an equal number of shares of Common Stock which option shall remain exercisable for one year from the effective date of termination. Mr. Reardon has agreed to provide certain consulting services to the Company upon request until June 30, 1998.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors and executive officers and persons holding more than 10% of a registered class of the Company's equity securities are required to file with the SEC and to provide the Company with initial reports of ownership, reports of changes in ownership and annual reports of ownership of common stock and other equity securities of the Company. Based solely upon a review of such reports and any amendments thereto which have been furnished to the Company, the Company has not identified any reports required to be filed during the fiscal year ended June 30, 1997 that were not filed in a timely manner.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee is currently comprised of Dr. Brand and Messrs. Carreras and Garcia. Mr. Thompson resigned as a member of the Compensation Committee effective upon his election as the Company's Chief Executive Officer. During the fiscal year ended June 30, 1997, Mr. Mendelsohn (who resigned as a director of the Company in July 1997) was also a member of the Compensation Committee. Mr. Mendelsohn has entered into a consulting agreement with the Company.

     The Company has entered into a consulting agreement with Dr. Brand pursuant to which Dr. Brand provides strategic, technological and other services to the Company for up to 90 days in any calendar year. Under the consulting agreement, which expires April 30, 1999, Dr. Brand is entitled to receive a quarterly payment of 36,363 shares of Common Stock. In the consulting agreement, Dr. Brand has agreed to certain confidentiality, non-competition and intellectual property covenants.


     Mr. Thompson has a consulting arrangement with the Company pursuant to which Mr. Thompson has provided strategic, technological and other services to the Company since August 1997. Under that consulting arrangement, Mr. Thompson received an aggregate of approximately $47,000 for work performed as of December 31, 1997, as well as reimbursement for certain expenses incurred by him in connection therewith. Mr. Thompson also is entitled to receive additional monthly payments of up to $12,000 per month through March 31, 1998, as well as additional expense reimbursements. In addition to the cash payments referred to above, under the consulting arrangement, Mr. Thompson is entitled to receive 96,000 shares of Common Stock. Upon execution of an appropriate consulting agreement, Mr. Thompson will be bound by certain confidentiality, non-competition and intellectual property covenants. Mr. Thompson's consulting arrangements will be terminated upon the effectiveness of the Thompson Agreement. See "Employment Agreements and Compensation Arrangements."


     No executive officer of the Company and no member of the Compensation Committee is a member of any other business entity that has an executive officer that sits on the Company's Board or on the Compensation Committee.

                              CERTAIN TRANSACTIONS

     In July 1995, the Company sold to SFM Series B Warrants to purchase 1,500,000 shares of Common Stock, at a price of $0.02 per share, with an exercise price of $0.25 per share, for services rendered in obtaining financing for the Company. Alfred Mendelsohn and Lawrence I. Schneider, former directors of the Company, were principals in SFM. Mark B. Fisher, a director of the Company, was also a principal in SFM.

     In December 1995, the Company entered into a consulting agreement with two companies, SFM and PTCO, for services to be rendered in obtaining additional financing for the Company. SFM and PTCO were granted Series E Warrants to purchase a total of 1,000,000 shares of the Company's Common Stock at $0.50 per share any time prior to March 7, 2003. SFM and PTCO also were subsequently paid fees of $87,500 and $216,377, respectively, when the financing was provided in March 1996. Norman M. Phipps, a director of the Company, and Wade Teman, a former officer of the Company, are principals in PTCO.

     In May 1996, a former director of the Company, Lawrence I. Schneider, was elected Chairman of the Executive Committee for a five-year term. As compensation, he was paid $100,000, in June 1996. Mr. Schneider resigned as a director in November 1996.

     During the fiscal year ended June 30, 1996, the Company paid Orbitrex International, Inc. ("Orbitrex"), whose President is Alfred Mendelsohn, a former director of the Company, $71,000 for business development services provided to the Company. Additionally, the Company granted Mr. Mendelsohn Series F Warrants to purchase 100,000 shares of Common Stock at $0.50 per share.

     In June 1997, the Company entered into a consulting agreement with Orbitrex. Under the consulting agreement, Orbitrex agreed to provide certain services in connection with product development and international marketing opportunities. Under the consulting agreement, Orbitrex is entitled to receive payments aggregating $60,000, payable in monthly installments on or prior to April 30, 1998. In the consulting agreement, Orbitrex agreed to certain confidentiality, non-competition and intellectual property covenants.

     In July 1997, Mr. Phipps purchased 850,000 shares of Common Stock from the Company for $467,500, or $0.55 per share. In connection with the purchase, $8,500 was paid in cash from the proceeds of a one-time bonus paid to Mr. Phipps and the remainder was paid in the form of a non-recourse secured promissory note (the "Phipps Note"). The Phipps Note does not bear interest, has no fixed maturity date, and is secured by a pledge of the shares of Common Stock purchased by Mr. Phipps. The Phipps Note will automatically be forgiven upon the occurrence of a "Change in Control Event" (as defined in the Phipps Note). The Phipps Note will become due and payable upon the occurrence of certain events, including a sale or other disposition by Mr. Phipps of the shares of Common Stock or the termination of Mr. Phipps' employment as a result of a "Termination for Cause" (as defined in the Phipps Note). If Mr. Phipps' employment terminates, other than as a result of a Termination for Cause or a "Without Cause Termination" (as defined in the Phipps Note), the Phipps Note will become payable in 60 monthly installments. The Company has agreed to make certain payments to Mr. Phipps in respect of certain federal income tax consequences which may result from the terms of the Phipps Note.

     MBF, an entity controlled by Mark B. Fisher, a director of the Company, paid $35,000 of the purchase price payable by it in connection with its July 1997 purchase of Class A Debentures, Series G Warrants, Series H Warrants, and Series I Warrants in the form of a non-recourse secured promissory note (the "MBF Note"). The MBF Note matures on July 29, 2000 and bears interest
(compounded annually) at a rate of 6.07% per annum, which is payable at maturity. The MBF Note is secured by a pledge of the Series G Warrants purchased by MBF. The MBF Note will become immediately due and payable upon the occurrence of certain events, including a sale or other disposition by MBF of the Series G Warrants purchased by it or the consummation of a Company Sale (as defined in the Stockholders Agreement).

     Prior to its acquisition by the Company, Mr. Brand, the Company's Chairman and Chief Executive Officer, lent certain amounts to mmTech on an as-needed basis to fund a portion of mmTech's working capital requirements. The maximum amount advanced by Mr. Brand was $649,150, and $623,086 in such advances were outstanding at June 30, 1997. Pursuant to an agreement between Mr. Brand and the Company, the Company has agreed to pay interest on the unpaid advances (which previously had been interest-free) at a rate of seven percent per annum. The Company also agreed that, subject to its cash flow requirements, it would use its best efforts to repay up to $300,000 of such advances on or before September 30, 1997 and that the remaining advances would be repaid at a rate of $50,000 per month, commencing in October 1997. As of the Record Date, the Company had paid Mr. Brand $200,000 pursuant to the arrangements described above.

     Mr. Brand owns 40% of the outstanding common stock of Advanced Control Components, Inc. ("ACC"). ACC currently sublets space from the Company at its Eatontown, New Jersey facility and pays to mmTech $33,312 in annual rent. Employees from mmTech perform services for ACC and employees from ACC perform services for mmTech from time to time. The company utilizing such services pays to the company providing such services an amount equal to two times the base hourly salary of the employees providing such services for the number of hours involved. Pursuant to such arrangements, ACC paid to mmTech net amounts of $230,686 during the fiscal year ended June 30, 1997 and $154,850 during the fiscal year ended June 30, 1996.

     Certain holders of the Company's securities, including directors, officers and beneficial owners of more than 5% of the Common Stock are entitled to certain registration rights with respect to securities of the Company held by them.

     For a description of certain other transactions between the Company and certain of its directors, executive officers and major stockholders, See "Right to Designate Directors; Changes in Control."


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES DESCRIBED ABOVE.


                                  PROPOSAL TWO

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

     The Board of Directors believes that it is advisable to amend Article FIRST of the Certificate of Incorporation to change the name of the Company to "Broadband Wireless Communications, Inc." (the "Name Change Amendment"). Accordingly, in March 1998, the Board of Directors adopted a resolution approving the Name Change Amendment and directing that the Name Change Amendment be presented to the stockholders at the Meeting for their approval. If approved by the stockholders, the first paragraph of Article FIRST would read in its entirety as follows:

     "FIRST: The name of the Corporation is BROADBAND WIRELESS COMMUNICATIONS, INC."

     Since March 1996, the Company has sought to redirect its business focus away from defense applications and toward commercial opportunities, including opportunities available for the sale of the Company's high-power amplifiers and peripheral equipment for use in the emerging market for local multipoint distribution services. The Board of Directors believes that the new name more accurately identifies the Company with its new strategic focus and that the new name will assist the Company in marketing its products and services in these new commercial markets.

     If the Name Change Amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment in accordance with the provisions of the Delaware General Corporation Law (the "DGCL").

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO.


                                 PROPOSAL THREE

             AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT
                               REVERSE STOCK SPLIT

     The Board of Directors believes that it would be in the best interests of the Company and its stockholders to adopt the Reverse Split Amendment, which will authorize the Board to file an amendment to the Certificate of Incorporation to effect a reverse stock split ("Reverse Split") of one new share of Common Stock (a "New Share") for each ten issued shares of Common Stock. If the Reverse Split Amendment is adopted, the Board will have authority, without further stockholder approval, to determine the exact timing of and to effect the Reverse Split.


     Following the determination by the Board to effect the Reverse Split and the filing with the Secretary of State of Delaware of the Reverse Split Amendment (the "Effective Date"), the Board will notify the stockholders that the Reverse Split has been effected. The full text of the Reverse Split Amendment is set forth in Exhibit A attached to this Proxy Statement, and the discussion of the Reverse Split and the Reverse Split Amendment is qualified in its entirety by reference to Exhibit A, which is incorporated herein by reference as if fully set forth herein.

     In March 1998, the Board of Directors adopted resolutions approving the Reverse Split Amendment and directing that the Reverse Split Amendment be submitted to stockholders for adoption. As described below, the Board's primary objective in effecting the Reverse Split Amendment is to improve the potential ability of the Company to raise capital by issuing additional shares. See the discussion under Proposal Four relating to the amendment to the Certificate of Incorporation to increase the authorized capital stock of the Company. The Board of Directors believes that certain securities firms discourage their registered representatives from recommending the purchase of lower-priced corporate securities. Additionally, the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of these policies and practices relate to the payment of brokers' commissions and to time-consuming procedures that operate to make the handling of lower-priced stocks economically unattractive to brokers. The structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stocks since the brokerage commission payable on the sale of a lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock. Consequently, the Board of Directors believes that this limits the marketability of the Common Stock, at its current per share price. For instance, the Board of Directors believes that the low per share market price of the Common Stock impairs the marketability and acceptance of the Common Stock to institutional investors and other members of the investing public and creates a negative impression with respect to the Company. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of such shares, the type of investor who acquires them or the Company's reputation in the financial community. In practice, however, many investors and market makers consider low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors may adversely affect not only the pricing of the Common Stock but also the liquidity of the Common Stock and the Company's ability to raise additional capital through the sale of equity securities.

     The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split and the anticipated increase in the price per share will encourage greater interest in the Common Stock by the financial community and the investing public and possibly promote greater liquidity for the Company's stockholders with respect to those shares presently held by them. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Split is effected.

     The Board of Directors is hopeful that the proposed Reverse Split will result in a price level for the shares of Common Stock that will mitigate the present reluctance, policies and practices of brokerage firms and investors referred to above and diminish the adverse impact of trading commissions on the potential market for the shares. However, there can be no assurance that the proposed Reverse Split will achieve any of these desired results, nor can there be any assurance that the price per share of the Common Stock immediately after the proposed Reverse Split will increase proportionately with the Reverse Split, or that any increase can be sustained for any period of time, or that the market price of the Common Stock will exceed or remain in excess of the current market price.

     The Common Stock is quoted on the OTC Bulletin Board under the symbol "LGMTA." The following table indicates the high and low per share bid prices for the Common Stock as reported by the OTC Bulletin Board for the periods indicated (such quotations reflect inter-dealer prices, do not include retain mark-ups, mark downs or commission and may not necessarily represent actual transactions).

                                                        High               Low

Fiscal 1996

      First quarter                                         *               *
      Second quarter                                        *               *
      Third quarter                                         *               *
      Fourth quarter                                    $2.375           $0.875

Fiscal 1997

         First quarter                                  $1.250           $0.50
         Second quarter                                  1.250           0.375
         Third quarter                                   0.625           0.4375
         Fourth quarter                                  0.875           0.4375

Fiscal 1998

         First quarter                                  $1.50            $1.00
         Second quarter                                  1.25             0.375
         Third quarter (through March 24, 1998)          1.25             0.3125


--------------------------

*Not reported.


     The Certificate of Incorporation presently authorizes the Company to issue 100,000,200 shares of capital stock, of which 100,000,000 shares are Common Stock and 200 shares are Preferred Stock, par value $.01 per share (the "Preferred Stock"). Of the 200 shares of Preferred Stock, 30 shares are designated as Series A Preferred Stock. If approved by the stockholders, the principal effect of the Reverse Split will be to decrease the number of shares of Common Stock issued and outstanding from 25,892,414 shares to approximately 2,589,241 shares of Common Stock based on the number of shares outstanding on the Record Date. The total number of shares of Common Stock held by each stockholder would be reclassified automatically into the number of whole New Shares equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by ten, provided that pursuant to the Certificate of Incorporation, no fractional shares will be issued. Additionally, the number of shares of Common Stock the Company will be authorized to issue will be decreased from 100,000,000 to 10,000,000 (or from 350,000,000 to 35,000,000 if the stockholders also adopt Proposal Four).


         The following table illustrates the principal effect of the Reverse Split on the Common Stock based on Common Stock authorized, issued and outstanding and reserved for issuance upon the exercise of various outstanding warrants and options of the Company as of the Record Date.


                                      Prior to                   After 1-for-10
Number of Shares                    Reverse Split                Reverse Split

Common Stock Authorized.......       100,000,000                10,000,000 (1)
Issued and Outstanding........        25,892,414                 2,589,241
Reserved for Issuance ........        35,916,534                 3,591,653
Available for Future Issuance.        38,191,052                 3,819,105

----------------------

(1).Assuming the stockholders adopt Proposal Four, and giving effect thereto, such number of shares of Common Stock will be 35,000,000.



     On March 24, 1998, the closing bid price of the Common Stock as reported by the OTC Bulletin Board was $0.86 per share. By decreasing the number of shares of Common Stock outstanding without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the market price will be increased. There can be no assurance that the market price of the Common Stock will be so increased.


     As of the Record Date, the Company had outstanding stock options to purchase an aggregate 3,186,133 shares of Common Stock with exercise prices per share that ranged from $0.10 to $0.605, warrants to purchase an aggregate of 17,243,390 shares of Common Stock with exercise prices per share that ranged from $0.01 to $1.125, and $4,530,054 in aggregate principal amount of convertible subordinated debentures convertible into an aggregate of 9,744,811 shares of Common Stock. Upon the effectiveness of the Reverse Split, these securities provide for a proportional downward adjustment to the number of shares issuable upon the exercise or conversion of such securities and a corresponding upward adjustment in the per share exercise prices to reflect the Reverse Split. Similarly, the terms of the Series A Preferred Stock provide a proportional downward adjustment in both the number of shares of Common Stock underlying such Series A Preferred Stock and in the conversion formula to be applied to any conversion thereof.



     The holders of shares of Common Stock are entitled to receive distributions of cash or other property, if any, that may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor, subject to the dividend priority of the holders of Preferred Stock. Thus, although the Reverse Split will have the effect of increasing the Company's capital in excess of par value by approximately $233,000, the Reverse Split and its impact on capital in excess of par value will not affect potential distributions to the Company's stockholders. The Company, however, has never paid cash dividends on the Common Stock and has no plans to pay cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including the Company's financial condition, results of operations, current and anticipated cash needs and plans for expansion. The Company is also prohibited from paying cash dividends on the Common Stock under the terms of its outstanding indebtedness.


     A summary of certain United States federal income tax consequences of the Reverse Split as contemplated in the Reverse Split Amendment is set forth below. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial authority and administrative rulings and practice currently in effect, all of which are subject to change, which change could be retroactive and thereby modify the tax consequences discussed herein. The Company has neither received nor requested any ruling from the Internal Revenue Service (the "Service") or any opinion of counsel with respect to these matters. Accordingly, no assurance can be given as to the interpretation that the Service or the courts may make with respect to these matters. In addition, the United States federal income tax consequences to any particular taxpayer may be affected by matters not discussed below. For example, certain types of holders of Common Stock (including, without limitation, financial institutions, dealers in securities, insurance companies, personal holding companies, tax-exempt organizations, individual retirement accounts and foreign persons) may be subject to special rules that are not addressed herein. This Proxy Statement does not address any tax consequences other than the United States federal income tax consequences that may affect a holder of Common Stock as described herein. The discussion below applies to stockholders who hold their shares of Common Stock as a capital asset within the meaning of Section 1221 of the Code.

     Except as described below with respect to cash received in lieu of fractional share interests, the receipt of New Shares in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. If the stockholders approve the Reverse Split Amendment, the tax basis of the New Shares received as a result of the Reverse Split (including any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the shares exchanged for the New Shares. For tax purposes, the holding period of the shares immediately prior to the Effective Date of the Reverse Split will be included in the holding period of the New Shares received as a result of the Reverse Split, including any fractional share interests to which a stockholder is entitled. A stockholder who receives cash in lieu of fractional New Shares generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares treated as surrendered for cash.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO HIM OR HER OF THE TRANSACTIONS CONTEMPLATED BY THE PROPOSED REVERSE SPLIT AMENDMENT.

     No fractional shares of Common Stock will be issued in connection with the proposed Reverse Split. Assuming the approval of the Reverse Split Amendment, a stockholder who would otherwise be entitled to receive a fractional share of Common Stock will receive, in lieu thereof, cash for the resulting fractional share interest in an amount equal to the product of the number of shares of the Common Stock held by such holder immediately prior to the effectiveness of the Reverse Split which have not been classified into a whole New Share, multiplied by the average of the bid and offer prices per share on the last day prior to the Effective Date, on which such prices were published by the OTC Bulletin Board.

     The Company intends to appoint American Stock Transfer & Trust Company (the "Exchange Agent") as Exchange Agent to act for the holders of the Common Stock in connection with the Reverse Split Amendment. The Company will deposit with the Exchange Agent, as soon as practicable after the Effective Date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Split. Any portion of the cash deposited with the Exchange Agent to pay fractional share interests that is held by the Exchange Agent six months after the Effective Date will be returned to the Company on demand. The funds required to purchase the fractional shares are available and will be paid from the Company's current cash reserves. The Company's stockholder list indicates that a portion of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.


     As of the Record Date, approximately 400 persons were holders of record of Common Stock. The Company does not anticipate that the Reverse Split and the payment of cash in lieu of fractional shares will result in a significant reduction in the number of holders of record of the Common Stock. The Company does not presently intend to seek, either before or after the Reverse Split, any change in the Company's status as a reporting Company for federal securities law purposes.


     On or after the Effective Date, the Company will mail to each stockholder a letter of transmittal. A stockholder will be able to receive his New Shares and, if applicable, cash in lieu of a fractional New Share only by transmittal to the Exchange Agent of such stockholder's stock certificate(s) for shares of Common Stock that were issued prior to the Effective Date, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require. Stockholders will not receive certificates for New Shares unless and until the certificates representing their shares of Common Stock that were issued prior to the Effective Date are surrendered. Stockholders should not forward their certificates to the Exchange Agent until the letter of transmittal is received and should surrender their certificates only with such letter of transmittal. A payment in lieu of a fractional New Share will be made to a stockholder promptly after receipt of a properly completed letter of transmittal and stock certificate(s) for all of his shares of Common Stock outstanding prior to the Effective Date.

     There will be no service charges payable by the stockholders of the Company in connection with the exchange of their certificates or in connection with the payment of cash in lieu of the issuance of fractional New Shares. These costs will be borne by the Company.

     Pursuant to Section 242(c) of the DGCL, the Board of Directors reserves the right, notwithstanding stockholder adoption and without further action by the stockholders, to not proceed with the Reverse Split Amendment, if, at any, time prior to filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Split Amendment is no longer in the best interests of the Company and its stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL THREE.


                                  PROPOSAL FOUR

                  AMENDMENT OF CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK


     The Board of Directors believes that it is advisable to amend Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of capital stock from 100,000,200 to 355,000,000 (or from 10,000,200 to 40,000,000 if the Reverse Split Amendment is approved and effected), comprised of 350,000,000 shares of Common Stock (or 35,000,000 shares of Common Stock if the Reverse Split Amendment is approved and effected) and 5,000,000 shares of Preferred Stock. Accordingly, in March 1998, the Board of Directors adopted a resolution approving the Increased Shares Amendment and directing that it be presented to the stockholders at the Meeting for their approval. The increase in the total number of authorized shares of capital stock consists of an increase in the number of authorized shares of Common Stock from 100,000,000 to 350,000,000 (or from 10,000,000 to 35,000,000 if the Reverse Split Amendment is approved and effected) and an increase in the number of authorized shares of Preferred Stock from 200 to 5,000,000 shares.



     As of the Record Date, of the 100,000,000 shares of Common Stock presently authorized by the Certificate of Incorporation, 25,892,414 shares were issued and outstanding, 31,916,534 shares were reserved for issuance upon the exercise or conversion of outstanding securities of the Company, and 7,500,000 were reserved for issuance under the Stock Compensation Program (750,000 shares if the Reverse Split Amendment is approved and effected) (assuming approval of Proposal Six by the stockholders at the Meeting). Also as of the Record Date, of the 200 shares of Preferred Stock presently authorized by the Certificate of Incorporation, 30 shares were designated as Series A Preferred Stock, of which 28 shares were issued and outstanding.

         The full text of the Increased Shares Amendment is attached as Exhibit B to this Proxy Statement. The description of the Increased Shares Amendment contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of such exhibit, which is hereby incorporated herein by reference.

         The Board of Directors has concluded that the Company's authorized capital stock should be increased to provide the Company with greater flexibility in issuing shares and acting upon proposed transactions. Although the Company has no present agreements or commitments to issue additional shares of capital stock (except pursuant to the terms of the Company's outstanding securities, as described above), an increase in the number of authorized shares of capital stock would provide the Company the necessary flexibility to pursue potential financing, acquisition and merger opportunities, and other potential corporate opportunities, without incurring the expense and delay of holding a special stockholders meeting to authorize the issuance of additional shares of capital stock. If the Increased Shares Amendment is approved by stockholders, no further action or authorization by the Company's stockholders would be necessary prior to the issuance of additional shares, except as may be provided by applicable law, regulatory agencies or by the rules of any stock exchange or national securities association on which the Company's securities may then be listed or included for trading.

     The Board of Directors will have broad discretion with respect to designating and establishing the terms of additional series of Preferred Stock prior to its issuance. Under Delaware law, the Board of Directors may issue series of Preferred Stock with such designations, preferences and other rights as may be stated in the resolution adopted by the Board of Directors providing for the issuance of such stock subject to any special voting rights granted to any outstanding series of Preferred Stock. Any series of Preferred Stock authorized by the Board may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights (including, subject to the rules of any stock exchange or national securities association on which the Company's securities may then be listed or included for trading), multiple voting rights and voting rights as a class, may provide that such series is redeemable or may be entitled to the benefit of sinking fund for retirement and may be convertible into shares of Common Stock or other securities, in each case on such terms as the Board may designate without further action of the Company's stockholders, unless such action were required by applicable law, the terms of the Company's outstanding securities or the rules of any stock exchange or national securities association on which the Company's securities may then be listed or included for trading. Depending upon the rights and preferences designated for any particular series, issuances of Preferred Stock could have the effect of diluting stockholders' equity, earnings per share and voting rights attributable to the Common Stock.

     The additional shares of Common Stock which would be authorized for issuance if the Increased Shares Amendment is approved by the stockholders would be identical to the shares of Common Stock now authorized and outstanding. The Common Stock has no conversion, pre-emptive or other subscription rights and is not redeemable.

     The proposed increase in the number of authorized shares of capital stock is not intended to prevent or impede a change in control of the Company. Further, the Company is not aware of any current effort to acquire control of the Company. However, the issuance of additional shares of capital stock could be used to inhibit, or make more costly, an attempt to acquire control of the Company. For instance, the shares of Preferred Stock could be issued that contain voting requirements providing for extraordinary voting rights or approval by the holders of the Preferred Stock of extraordinary corporate transactions. In addition, the issuance of additional shares of Common Stock could have the effect of diluting earnings and book value per share, and could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company, including upon issuance under a stockholder rights plan or "poison pill." Shares of capital stock also could be sold to purchasers who might oppose a specific attempt to gain control of the Company.

         If the Increased Shares Amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment in accordance with the provisions of the DGCL. Pursuant to Section 242(c) of the DGCL, the Board of Directors has reserved the right, notwithstanding stockholder approval and without further action by the stockholders, to not proceed with the Increased Shares Amendment, if, at any time prior to filing it with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Increased Shares Amendment is no longer in the best interests of the Company and its stockholders.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL FOUR.


                                  PROPOSAL FIVE

               AMENDMENT TO CERTIFICATE OF INCORPORATION TO AMEND
                    THE TERMS OF THE SERIES A PREFERRED STOCK

     As described above under "Proposal One - Election of Directors - Right to Designate Directors; Changes in Control," in connection with its July 1997 private placement, the Company entered into the Stockholders Agreement. Under the terms of the Stockholders Agreement, the holders of a majority of the shares of Common Stock beneficially owned by the Purchasers have the right, subject to certain limitations, to cause the Company to enter into a "Company Sale". However, pursuant to the terms of the Series A Preferred Stock, the holders of 66 2/3% of the outstanding Series A Preferred Stock must approve certain extraordinary transactions, including certain mergers, consolidations, and the sale of all or substantially all of the Company's property or business, that might constitute a "Company Sale" in circumstances where a vote of such holders would not be required under the DGCL. At the request of the Purchasers, at the time of the consummation of the private placement, the then-existing holders of the Series A Preferred Stock consented to amend the terms of the Series A Preferred Stock to provide that, except as provided by applicable law, they would not have the right to vote on any matter presented to stockholders.

     In addition, the terms of the Series A Preferred Stock provide that the holders of 66 2/3% of the outstanding Series A Preferred Stock must approve certain changes in the Company's capital structure, including changes in the terms of the Series A Preferred Stock that would adversely affect the rights, preferences or powers of the Series A Preferred Stock, an increase in the authorized amount of Preferred Stock, the authorization or creation, or increase in the authorized amount of, any other class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets, or the authorization or creation, or increase the authorized amount of, any class of stock or obligations convertible into or evidencing the right to purchase any class of stock ranking prior to or on parity with the Preferred Stock as to dividends or assets. Such a super-majority voting requirement is not required by Delaware law, however, and the Board of Directors believes that such a super-majority voting requirement is unduly restrictive.

     Consistent with the terms of the Stockholders Agreement and the prior consent of the holders of the Series A Preferred Stock, the Board of Directors believes that (except to the extent required by applicable law) it is advisable to amend the terms of the Series A Preferred Stock to eliminate the voting rights of the Series A Preferred Stock. The Board of Directors believes that it is in the best interests of the Company and its stockholders to maintain the maximum amount of flexibility to consider potential extraordinary corporate transactions, such as a sale of the Company. If the terms of the Series A Preferred Stock are not amended, the holders of the Series A Preferred Stock will have the ability to block an extraordinary transaction, such as a sale or merger, even if a majority of the holders of the Company's capital stock approves the proposed transaction. In addition, as described below, the DGCL provides the holders of the Series A Preferred Stock with certain class voting rights in the event of proposed changes to the terms of the Series A Preferred Stock that would adversely affect their rights. The Board of Directors believes that the provisions of the DGCL provide the holders of the Series A Preferred Stock with sufficient protection against unilateral adverse changes in the terms of the Series A Preferred Stock. As a result, the Board of Directors believes that the terms of the Series A Preferred Stock should be amended to eliminate the special voting provisions described above. Accordingly, in March 1998, the Board of Directors adopted resolutions approving the Preferred Stock Amendment and directing that it be presented to the stockholders at the Meeting for their approval. If the Preferred Stock Amendment is adopted, Section 8 of the Series A Preferred Stock would be deleted in its entirety and replaced with the following:

          "8. Except as expressly provided by law, the Preferred Stock shall have no right to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of the stockholders."

     Pursuant to the provisions of the DGCL, holders of outstanding shares of a particular class of capital stock have the right to vote as a class only on a proposed amendment to a company's certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Accordingly, if the Preferred Stock Amendment is adopted at the meeting, holders will only have the right to vote in the circumstances described above. In addition, any such class vote would require the affirmative vote of a majority of the outstanding Series A Preferred Stock, thereby eliminating the supermajority voting provisions described above.

     If the Preferred Stock Amendment is adopted, the Board of Directors will have the discretion to pay dividends on the Series A Preferred Stock in cash or in shares of Common Stock having a "Fair Market Value" equal to the cash dividend otherwise payable. If the Preferred Stock Amendment is adopted, the first sentence of Section 2 of the Series A Preferred Stock would be amended so as to read as follows:

          "2. Dividends. The holders of shares of Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors, dividends in an amount equal to twelve percent (12%) of the Stated Value per share per annum, payable quarterly on such dates in each year as shall be fixed by the Board of Directors. Such dividends shall be payable, at the option of the Board of Directors, either in cash or in shares of Common Stock having a "Fair Market Value" (as defined below) on the date of declaration equal to the cash dividend otherwise payable. As used herein, "Fair Market Value" on any date of determination means the average of the last sale price per share of the Common Stock for the ten trading days immediately preceding such date as reported by any national securities exchange on which the Common Stock is then listed or admitted for trading or as reported by the Nasdaq Stock Market if the Common Stock is not then listed or admitted for trading on any national securities exchange, or the average of the closing bid and asked prices per share of the Common Stock for the ten trading days immediately preceding such date as reported on the OTC Bulletin Board or any similar successor service then publishing quotations on the Common Stock if the Common Stock is not then listed or admitted for trading on any national securities exchange or included on the Nasdaq Stock Market, or as determined in good faith by the Company's Board of Directors in the event that the Common Stock is not then listed or admitted for trading on any national securities exchange or included on the Nasdaq Stock Market and quotations on the Common Stock are not then being regularly published."


     The Board of Directors believes that the Preferred Stock Amendment is in the best interest of the Company and its stockholders. In light of the Company's recent losses and its historical cash constraints, the Board of Directors believes that it is important for the Company to have the flexibility to manage its limited cash resources. At the same time, the Company believes that holders of the Series A Preferred Stock should receive regular dividends. Presently, the Company has not paid a dividend on the Series A Preferred Stock since its issuance in March 1996 as a result of the Company's need to conserve cash and the restrictions on such dividends contained in substantially all of the Company's outstanding indebtedness. As a result, as of the Record Date, the Company was in arrears with respect to such dividends in an aggregate amount of $447,627. The Board of Directors believes that, if the Preferred Stock Amendment is adopted, the Company will be able to commence payment of regular dividends on the Series A Preferred Stock, notwithstanding the limitations on the payment of cash dividends. If the Preferred Stock Amendment is adopted at the Meeting, the Company intends to pay the dividend arrearage in shares of Common Stock.


     Shares of Common Stock issued as dividends on the Series A Preferred Stock will have the status of "restricted securities" under Rule 144 promulgated under the Securities Act of 1933, as amended. Accordingly, such shares may not be sold under Rule 144 until at least one year has elapsed from the receipt of such shares. Assuming the Company continues to meet the requirements for the use of Rule 144, holders will be entitled to sell such shares after the expiration of the one-year holding period (subject to certain volume limitations and manner of sale restrictions). After two years, holders, other than "affiliates" of the Company, will be entitled to sell such shares without restriction, assuming Rule 144 continues to be available for such resales.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL FIVE.

                                  PROPOSAL SIX

        INCREASE IN AGGREGATE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT UNDER THE LOGIMETRICS, INC. 1997 STOCK COMPENSATION PROGRAM


     In April 1997, the Board of Directors adopted, and in May 1997, the stockholders approved, the Stock Compensation Program in order to promote the interests of the Company, its direct and indirect present and future subsidiaries and its stockholders by providing eligible persons with the opportunity to acquire a proprietary interest, or to increase their proprietary interest, in the Company as an incentive to remain in the service of the Company. The Stock Compensation Program authorizes the granting of incentive stock options, non-qualified supplementary options, stock appreciation rights, performance shares and stock bonus awards to employees and consultants of the Company and its subsidiaries (approximately 75 in total), including those employees serving as officers or directors of the Company. The Stock
Compensation Program also authorizes automatic option grants to directors who are not otherwise employed by the Company. 4,000,000 shares of Common Stock have been reserved for issuance in connection with the Stock Compensation Program of which up to 3,850,000 shares may be issued under the Employee Plans and up to 150,000 shares may be issued under the Independent Director Plan. In the event that an option or award granted under the Stock Compensation Program expires, is terminated or forfeited or certain performance objectives with respect thereto are not met prior to exercise or vesting, then the number of shares of Common Stock covered thereby will again become eligible for grant under the Stock Compensation Program. The Company receives no consideration for grants of options or awards under the Stock Compensation Program.

     The Stock Compensation Program is administered by the Compensation Committee, which is comprised of directors who are "non-employee directors" for purposes of Rule 16b-3 promulgated under the Exchange Act. Subject to applicable law and the terms of the Stock Compensation Program, the Administrator has the authority to grant options and awards under the Stock Compensation Program, including to determine the terms and conditions of each individual grant, to interpret and administer the provisions of the Stock Compensation Program, to adopt, amend and rescind rules and regulations pertaining to the administration of the Stock Compensation Program and to make all determinations relative thereto. Notwithstanding the foregoing, the Independent Director Plan has been designed to be "self-executing" in that options are granted automatically every year. Further, the Administrator has only certain limited responsibilities under the Independent Director Plan.

     Options and awards granted under the Stock Compensation Program may have an exercise or payment price as established by the Administrator, provided that the exercise price of incentive stock options granted under the Employee Plans may not be less than the fair market value of the underlying shares on the date of grant. Options granted under the Independent Director Plan must have an exercise price equal to the fair market value of the underlying shares on the date of grant. Upon exercise or payment of an option or award under the Stock
Compensation Program, the participant will be required to provide the payment price in full, in cash or in shares of the Company's securities valued at fair market value on the date of the exercise of the option or award. The Stock Compensation Program does provide for the "cashless exercise" of options granted thereunder pursuant to which recipients of options may use the proceeds from the sale of shares of Common Stock received upon the exercise of options to pay the exercise price therefor. In connection with any exercise of options or awards, the Company has the right to collect or withhold from any payments under the Stock Compensation Program all taxes required to be withheld under applicable law.

     Unless otherwise provided at the date of grant, no option or award may vest within one year of the date of grant and no option or award may be exercised more than ten years from the date of grant. Options granted under the Independent Director Plan vest one year following the date of grant and expire if not exercised on or before the fifth anniversary thereof. Unless otherwise specified by the Administrator, options and awards (other than pursuant to the Independent Director Plan) vest in four equal installments on the first, second, third and fourth anniversaries of the date of grant. The Administrator may accelerate the vesting of any option or award granted under the Stock Compensation Program, including upon the occurrence of a "Change in Control Event" (as defined in the Stock Compensation Program). Options granted under the Independent Director Plan automatically vest upon the occurrence of a "Change in Control Event."

     Options and awards granted under the Stock Compensation Program are nontransferable, except by will or by the laws of descent and distribution. However, the Administrator may permit the recipient of a non-incentive stock option granted under the Employee Plans and options granted under the Independent Director Plan to transfer the option to a family member or a trust created for the benefit of family members. During the lifetime of a participant, an option may be exercised only by the participant or a permitted transferee. In the event that a participant's employment or service terminates as a result of death, all vested awards are paid to the participant's estate by the Company and the participant's estate or any permitted transferee has the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of death. If the participant's employment or service terminates as a result of retirement or a "disability" (as set forth in the Stock Compensation Program), all vested awards are paid to the participant by the Company and the participant or any permitted transferee has the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of termination. If the participant's employment or service terminates for cause, all options and awards automatically expire upon termination. If the participant's employment or service terminates other than as a result of death, disability, retirement or termination for cause, the participant has the right to collect on vested awards immediately and the participant or any permitted transferee has the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or awards or thirty days from the date of termination, subject to extension at the discretion of the Administrator, or three months from the date of termination in the case of options granted pursuant to the Independent Director Plan. In all cases, any unvested options or awards terminate as of the date of termination of employment or service.

     The Administrator may amend or revise the terms of the Stock Compensation Program from time to time; however no such amendment or revision may alter or impair an option or award without the consent of the holder thereof and no amendment may be made without stockholder approval if such approval is required pursuant to applicable law. The Stock Compensation Program terminates on April 30, 2007, unless earlier terminated by the Board of Directors. No options or awards may be granted under the Stock Compensation Program after its termination; however, termination of the Stock Compensation Program will not affect the status of any option or award outstanding on the date of termination.

     Subject to certain exceptions not discussed herein, neither the Company nor the participant will recognize taxable income or loss upon the grant of non-qualified supplementary options, stock appreciation rights or performance shares, or upon the issuance of any stock bonuses under the Stock Compensation Program. In general, the participant will recognize ordinary income upon exercise of a non-qualified supplementary option or stock appreciation right, payment of performance shares, or lapse of forfeiture restrictions on any stock bonus. The amount of income recognized generally will equal the difference between (i) the fair market value of the underlying shares of Common Stock on the date of the exercise or payment plus the amount of cash and other consideration, if any, received by the participant and (ii) the exercise or payment price, if any. The Company generally will receive a corresponding tax deduction equal to the amount includable in the participant's income.

     In addition, neither the Company nor the participant will recognize taxable income or loss upon the grant or exercise of incentive stock options, although there may be alternative minimum tax consequences to the participant upon exercise. Upon subsequent disposition of the shares of Common Stock covered by incentive stock options, the participant generally will recognize either capital gain or loss or ordinary income, depending on whether certain holding period requirements are satisfied. The Company generally will be entitled to a tax deduction if the participant recognizes ordinary income.


     As of the Record Date, outstanding options covering a total of 2,757,800 shares of Common Stock had been granted under the Employee Plans, of which 1,379,267 are currently exercisable by the holders thereof. As of the Record Date, the options outstanding under the Employee Plans had a weighted average exercise price of approximately $0.55 per share.


     The following table reflects the stock option grants made by the Company during the fiscal year ended June 30, 1997 under the Stock Compensation Program to the executive officers named in the Summary

Compensation Table and the groups identified below. The Company did not grant any options under the Independent Director Plan or any stock appreciation rights during the fiscal year ended June 30, 1997.

       Name and Position                                   Stock Options (#)

Charles S. Brand                                                20,000
  Chairman of the Board
  and Chief Executive Officer/
   Chief Technology Officer

Norman M. Phipps                                               825,000
  President and Chief
  Operating Officer

Russell B. Reardon                                             310,000
  Senior Vice President --
  Finance and Administration

All executive officers                                       1,155,000

All employees, including all current officers who            1,643,800
are not executive officers


     As a result of the recent change in the Company's strategic focus, the Company may be required to hire additional personnel in the future, particularly in its design, engineering and marketing areas. The Company believes that in order to attract desirable candidates, and in order to retain current key employees, it must have the flexibility to offer stock options and other awards under the Stock Compensation Program to such candidates. Accordingly, in March 1998, the Board of Directors adopted a resolution approving the Program Amendment and directing that it be presented to the stockholders at the Meeting for their approval. If the Program Amendment is adopted, the number of shares of Common Stock issuable under the Stock Compensation Program will be increased by 3,500,000 (350,000 shares if the Reverse Split Amendment is approved and effected), all of which would be eligible for grant under the Employee Plans, raising the total number or shares of Common Stock reserved for issuance under the Stock Compensation Program to 7,500,000 shares (750,000 shares if the Reverse Split Amendment is approved and effected). After giving effect to such increase, a total of 4,742,200 shares of Common Stock would be available for future grants under the Stock Compensation Program (474,220 shares if the Reverse Split Amendment is approved and effected), constituting 7.7% of the total shares of Common Stock outstanding on a fully diluted basis.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL SIX.

                                 PROPOSAL SEVEN

                            RATIFICATION OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998. Deloitte & Touche LLP served as the Company's independent accountants for the fiscal year ended June 30, 1997. Although the appointment of independent public accountants is not required to be approved by stockholders, the Board of Directors believes stockholders should participate in the selection of the Company's independent public accountants. Accordingly, the stockholders will be asked at the Meeting to ratify the Board's appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998. Representatives of Deloitte & Touche LLP will be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL SEVEN.


                              STOCKHOLDER PROPOSALS

     Any proposal intended to be presented by a stockholder at the 1999 Annual Meeting of Stockholders must be received by the Company at the address specified below no later than November 26, 1998 to be considered for inclusion in therein. Any proposal should be addressed to Secretary, LogiMetrics, Inc., 50 Orville Drive, Bohemia, New York 11716 and should be sent by certified mail, return receipt requested.


                                  OTHER MATTERS

     The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the Meeting for action by the stockholders. However, if any other matters are properly brought before the Meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

                                            By Order of the Board of Directors



                                            /s/ Erik S. Kruger
                                            Erik S. Kruger, Secretary

March 26, 1998


         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1997, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

COMMON STOCK PROXY CARD

                                LOGIMETRICS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 9, 1998

         The undersigned hereby revokes any prior proxy and appoints Charles S. Brand, Norman M. Phipps and Erik S. Kruger, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the LogiMetrics, Inc. Annual Meeting of Stockholders to be held on April 9, 1998 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR each of the Proposals.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

           (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

PLEASE MARK BOXES |_| IN BLUE OR BLACK INK

1.    Election of directors.

FOR all nominees listed below                   WITHHOLD AUTHORITY
(except as marked to the contrary below) [ ]    to vote for all nominees listed
                                                below    [ ]

     To withhold authority for any individual nominee, print that nominee's name on the space provided below.
--------------------------------------------------------------------------------
   Charles S. Brand, Dr. Frank A. Brand, Jean-Francois Carreras, Mark B. Fisher, Francisco A. Garcia, Norman M. Phipps and Kenneth C. Thompson

2.    Proposal to change the Company's name

For     [ ]                     Against    [ ]                  Abstain     [ ]

3.    Proposal to effect a one-for-ten reverse stock split of the Common Stock

For     [ ]                     Against    [ ]                  Abstain     [ ]

4.    Proposal to increase the authorized capital stock of the Company

For     [ ]                     Against    [ ]                  Abstain     [ ]

5.    Proposal to amend the terms of the Series A Preferred Stock

For     [ ]                     Against    [ ]                  Abstain     [ ]

6. Proposal to increase the shares of Common Stock available for grant under the LogiMetrics, Inc. 1997 Stock Compensation Program

For     [ ]                     Against     [ ]                 Abstain     [ ]

7. Ratification of Deloitte & Touche LLP as independent public accountants for fiscal year 1998.

For     [ ]                     Against     [ ]                 Abstain     [ ]

If you have noted an address change or comments on either side of this card, mark here: [ ]

Dated: _________________________, 1998

-------------------------------------
Please sign this proxy and return it promptly whether or not you expect to attend the Meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.

             PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

PREFERRED STOCK PROXY CARD


                                LOGIMETRICS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 9, 1998

     The undersigned hereby revokes any prior proxy and appoints Charles S. Brand, Norman M. Phipps and Erik S. Kruger, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the LogiMetrics, Inc. Annual Meeting of Stockholders to be held on April 9, 1998 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR each of the Proposals.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

           (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

PLEASE MARK BOXES [ ] IN BLUE OR BLACK INK

4.    Proposal to increase the authorized capital stock of the Company

For     [ ]                     Against     [ ]               Abstain     [ ]

5.    Proposal to amend the terms of the Series A Preferred Stock

For     [ ]                     Against     [ ]               Abstain     [ ]

If you have noted an address change or comments on either side of this card, mark here: [ ]

Dated: _________________________, 1998

-------------------------------------
Please sign this proxy and return it promptly whether or not you expect to attend the Meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.

             PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    EXHIBIT A

                                 PROPOSAL THREE

             AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT
                               REVERSE STOCK SPLIT


      Alternative A (if Proposal Four, the Amendment of the Certificate of
          Incorporation to Increase the Number of Authorized Shares of
                    Capital Stock, is adopted and effected):

     "The first paragraph of Article FOURTH of the Certificate of Incorporation, as amended, of LogiMetrics, Inc. is hereby amended to read in its entirety as follows:


               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 40,000,000 shares, of which 35,000,000 shares are designated as Common Stock, having a par value of $.01 per share ("Common Stock"), and 5,000,000 shares are designated as Preferred Stock, $.01 par value per share ("Preferred Stock"). Effective at 11:58 p.m. (the "Effective Time") on ________, 1998 (the "Effective Date"), each ten (10) shares of authorized Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Common Stock (a "New Share"). Each holder of record of shares of Common Stock so reclassified and changed shall at the Effective Time automatically become the record owner of the number of New Shares as shall result from such reclassification and change. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock so reclassified and changed at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of New Shares of which he or she is the record owner after giving effect to the provisions of this Article FOURTH. The Corporation shall not issue fractional New Shares. Stockholders entitled to receive fractional New Shares shall receive, in lieu thereof, cash in an amount equal to the product of (a) the number of shares of the Common Stock held by such holder immediately prior to the Effective Time which have not been classified into a whole New Share, (b) multiplied by the average of the bid and offer prices per share of the Common Stock on the last day prior to the Effective Date on which such prices were published by the OTC Bulletin Board.


      Alternative B (if Proposal Four, the Amendment of the Certificate of Incorporation to Increase the Number of Authorized Shares of Capital Stock,
                         is NOT adopted and effected):

     "The first paragraph of Article FOURTH of the Certificate of Incorporation, as amended, of LogiMetrics, Inc. is hereby amended to read in its entirety as follows:


               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000,200 shares, of which 10,000,000 shares are designated as Common Stock, having a par value of $.01 per share ("Common Stock"), and 200 shares are designated as Preferred Stock, $.01 par value per share ("Preferred Stock"). Effective at 11:58 p.m. (the "Effective Time") on _________, 1998 (the "Effective Date"), each ten (10) shares of authorized Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Common Stock (a "New Share"). Each holder of record of shares of Common Stock so reclassified and changed shall at the Effective Time automatically become the record owner of the number of New Shares as shall result from such reclassification and change. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock so reclassified and changed at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of New Shares of which he or she is the record owner after giving effect to the provisions of this Article FOURTH. The Corporation shall not issue fractional New Shares. Stockholders entitled to receive fractional New Shares shall receive, in lieu thereof, cash in an amount equal to the product of (a) the number of shares of the Common Stock held by such holder immediately prior to the Effective Time which have not been classified into a whole New Share, (b) multiplied by the average of the bid and offer prices per share of the Common Stock on the last day prior to the Effective Date on which such prices were published by the OTC Bulletin Board.

                                    EXHIBIT B

                                  PROPOSAL FOUR

                  AMENDMENT OF CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK


     Alternative A (if Proposal Three, the Reverse Split Amendment, is adopted and effected):

     "The first paragraph of Article FOURTH of the Certificate of Incorporation, as amended, of LogiMetrics, Inc. is hereby amended to read in its entirety as follows:

               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 40,000,000 shares, of which 35,000,000 shares are designated as Common Stock, having a par value of $.01 per share ("Common Stock"), and 5,000,000 shares are designated as Preferred Stock, $.01 par value per share ("Preferred Stock")."

     Alternative B (if Proposal Three, the Reverse Split Amendment, is NOT adopted and effected):

     "The first paragraph of Article FOURTH of the Certificate of Incorporation, as amended, of LogiMetrics, Inc. is hereby amended to read in its entirety as follows:

               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 355,000,000 shares, of which 350,000,000 shares are designated as Common Stock, having a par value of $.01 per share ("Common Stock"), and 5,000,000 shares are designated as Preferred Stock, $.01 par value per share ("Preferred Stock")."